Exhibit 3.204

Indiana Secretary of State
Packet: 1993021065
Filing Date: 07/30/2009
Effective Date: 07/31/2009
INDIANA SECRETARY OF STATE RECEIVED 2009 JULY 30 AM 11:30
ARTICLES OF ENTITY CONVERSION:
Conversion of a Corporation into a Limited Liability Company
State Form 51578 (1-04)
Approved by State Board of Accounts, 2004
TODD ROKITA
SECRETARY OF STATE
CORPORATE DIVISION
302 W. Washington Street, Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576
INSTRUCTIONS: Use 8 1/2” x 11” white paper for attachments.
Present original and one copy to the address in upper right corner of this form. Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.
Indiana Code 23-1-18-3
FILING FEE: $30.00
ARTICLES OF CONVERSION OF
SOUTHERN INDIANA TREATMENT CENTER, INC.
APPROVED AND FILED
(hereinafter “Non-surviving Corporation”)
SOUTHERN INDIANA TREATMENT CENTER, LLC INTO (hereinafter “Surviving LLC”) IND. SECRETARY OF STATE
ARTICLE I: PLAN OF ENTITY CONVERSION
a. Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38.5-11 and Indiana Code 23-1-38.5-12 attach herewith, and designate it as “Exhibit A.”
The following is basic information that must be included in the Plan of Entity Conversion: (please refer to Indiana Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan).
A statement of the type of business entity that Surviving LLC will be and, If it will be a foreign non-corporation, its jurisdiction of organization;
The terms and conditions of the conversion;
The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and
The full text, as in effect immediately after the consummation of the conversion, of the organic document (if any) of Surviving LLC.
If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholders must consent in writing to such liabilities in order for the Plan of Merger to be valid.
b. Please read and sign the following statement.
I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.
Signature Printed Name PAMELA B. BURKE Title Secretary
ARTICLE II. NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION
a. The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following:
SOUTHERN INDIANA TREATMENT CENTER, INC.
b. The date on which Non-surviving Corporation was incorporated in the State of Indiana is the following: February 17, 1993
ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC
a. The name of Surviving LLC is the following:
SOUTHERN INDIANA TREATMENT CENTER, LLC
(Please note pursuant to Indiana Code 23-18-2-8, this name must include the words “Limited Liability Company”, L.L.C.”, or “LLC”).
(If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).
b. The address of Surviving LLC’s Principal Office is the following:
Street Address 20400 STEVENS CREEK BLVD., SUITE 600 City CUPERTINO State CA Zip Code 95014

Indiana Secretary of State
Packet: 1993021065
Filing Date: 07/30/2009
Effective Date: 07/31/2009
ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC
Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:
Name of Registered Agent
NATIONAL REGISTERED AGENTS, INC.
Address of Registered Office (street or building)
320 N. MERIDIAN ST. City INDIANAPOLIS Indiana Zip Code 46204
ARTICLE V - JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION
SECTION 1: JURISDICTION
Please state the jurisdiction in which Surviving LLC will be organized and governed. INDIANA
SECTION 2: CHARTER SURRENDER ((Please complete this section only if Surviving LLC is organized outside of Indiana).
If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit B.”
Pursuant to Indiana Code 23-1-38.5-14, the Articles of Charter Surrender must include:
1. The name of Non-surviving Corporation;
2. A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the State of Indiana;
3. A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;
4. The jurisdiction under which the Surviving LLC will be organized; and
5. The address of Surviving LLC’s executive office.
ARTICLE VI: DISSOLUTION OF SURVIVING LLC
Please indicate when dissolution will take place in Surviving LLC:
The latest date upon which Surviving LLC is to dissolve is , OR
X Surviving LLC is perpetual until dissolution.
ARTICLE VII: MANAGEMENT OF SURVIVING LLC
Surviving LLC will be managed by: The members of Surviving LLC, OR
X A manager or managers
In Witness Whereof, the undersigned being an officer or other duty authorized representative of Non-Surviving Corporation executes these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 31st day of July, 2009.
Signature Pamela B. Burke
Printed Name Pamela B. Burke
Title Secretary

Exhibit A

Indiana Secretary of State
Packet: 1993021065
Filing Date: 07/30/2009
Effective Date: 07/31/2009

PLAN OF ENTITY CONVERSION OF

Southern Indiana Treatment Center, Inc.

In accordance with Sections 23-1-38.5-11 and 23-1-38.5-12 of the Indiana Code (the “Code”), Southern Indiana Treatment Center, Inc., an Indiana corporation (the “Corporation”), hereby adopts the following Plan of Entity Conversion.

1.	Conversion. In accordance with the Code, the Corporation shall be converted (the “Conversion”) into Southern Indiana Treatment Center, LLC, an Indiana limited liability company (the “LLC”).

2.	Conversion of Stock. One hundred percent (100%) of the validly issued, fully paid and nonassessable shares of common stock of the Corporation that were issued and outstanding immediately prior to the date of the Conversion shall be converted into such number of membership interests as required to represent one hundred percent (100%) of the membership interests of the LLC immediately following the Conversion.

3.	Effective Date. The Conversion shall be effective as of July 31, 2009.

4.	Articles of Organization. The Articles of Organization, a copy of which are attached hereto as Exhibit I, shall be the Articles of Organization of the LLC as in effect immediately after consummation of the Conversion.

5.	Effect of Conversion. Following the Conversion, the LLC shall be, for all purposes, the same entity that existed before the Conversion.

Indiana Secretary of State
Packet: 1993021065
Filing Date: 07/30/2009
Effective Date: 07/31/2009

EXHIBIT I – ARTICLES OF ORGANIZATION

Indiana Secretary of State
Packet: 1993021065
Filing Date: 07/30/2009
Effective Date: 07/31/2009
INDIANA SECRETARY OF STATE
RECEIVED
2009 JUL 30 AM 11: 30
ARTICLES OF ORGANIZATION
State Form 48459 (R /1-03)
Approved by State Board of Accounts 1999
TOOD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., RmE 014 Indianapolis, IN 46204 Telephone: (317) 232-6576
INSTRUCTIONS: Use 8 1/2” x 11” white paper for attachments.
Present original and one (1) copy to the address in upper corner of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.
Indiana Code 23-18-2-4
FILING FEE: $90.00
ARTICLES OF ORGANIZATION
The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:
Indiana Business Flexiblity Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:
ARTICLE I - NAME AND PRINCIPAL OFFICE
Name of LLC (the name must include the words “Limited Liability Company”, “LLC.”, or “LLC”)
SOUTHERN INDIANA TREATMENT CENTER, LLC
Principal Office: The address of the principal office of the LLC is (optional)
Post office address
20400 Stevens Creek Blvd., Suite 600 City Cupertino State CA ZlP code 95014
ARTICLE II - REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent
NATIONAL REGISTERED AGENTS, INC.
Address of Registered Office (street or building)
320 N. MERIDIAN STREET City INDIANAPOLIS Indiana ZIP code 46204
ARTICLE III - DISSOLUTION
The latest date upon which the LLC is to dissolve:
The Limited Liability Company is perpetual until dissolution.
ARTICLE IV - MANAGEMENT
The Limited Liability Company will be managed by its members.
The Limited Liability Company will be managed by a manager or managers.
In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this day of July 2009.
Signature
Pamela B. Burke
Printed name
Pamela B. Burke
This instrument was prepared by:(name)
Pamela B. Burke
Address (numbers, street, city and state)
20400 Stevens Creek Blvd., Suite 600, Cupertino, CA ZIP code 95014